MoneyGram International Wins Appeal on Patent Case

DALLAS (Dec. 7, 2010) — MoneyGram International (NYSE: MGI), a global leader in the money transfer industry, announced that today the United States Court of Appeals for the Federal Circuit issued a ruling in favor of MoneyGram’s appeal of a patent suit brought by Western Union which was originally decided in 2009. The Appellate Court found that on the grounds of obviousness, certain patents relating to enabling customers to send transactions without the use of written send forms were invalid. This decision reverses the lower court’s ruling on all issues raised by MoneyGram’s appeal.

About MoneyGram International
MoneyGram International, a leading global money transfer company, enables consumers who are not fully served by traditional financial institutions to meet their financial needs. MoneyGram offers money transfer services worldwide and bill payment services in the United States through a global network of more than 207,000 agent locations—including retailers, international post offices and financial institutions—in more than 190 countries and territories around the world. To learn more about money transfer or bill payment at an agent location or online, please visit www.moneygram.com or connect with us on Facebook.

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Contacts
Media:
Lori O’Briant
214-999-7509
LO’Briant@moneygram.com

Investors:
Alex Holmes
720-568-8703
aholmes@moneygram.com